UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019 (June 18, 2019)

Smart & Final Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive

Commerce, California 90040
(Address of principal executive offices, including zip code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SFS	New York Stock Exchange

INTRODUCTORY NOTE

As previously disclosed, Smart & Final Stores, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Street Parent, Inc., a Delaware corporation (“Parent”), and First Street Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Parent is controlled by certain equity funds managed by Apollo Management IX, L.P., a Delaware limited partnership (“Apollo”). Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) for all of the outstanding shares of common stock of the Company (the “Company Shares”) at a purchase price of $6.50 per Company Share, net to the seller in cash, without interest, subject to any applicable withholding taxes (the “Offer Price”).

The Offer and withdrawal rights expired at 5:00 p.m. New York City time, on June 17, 2019. The depository for the Offer, Equiniti Trust Company (the “Depository”), has indicated that as of the expiration of the Offer, a total of 66,137,575 Company Shares were validly tendered into and not validly withdrawn from the Offer (not including 3,451,587 Company Shares tendered pursuant to notices of guaranteed delivery), representing approximately 87% of the outstanding Company Shares. The number of Company Shares validly tendered and not validly withdrawn pursuant to the Offer (excluding Company Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) by the Depositary in the Offer) satisfies the Minimum Condition (as defined in the Merger Agreement). All Offer conditions were satisfied or waived, and Purchaser has accepted for payment all Company Shares validly tendered into and not validly withdrawn from the Offer, and payment for such Company Shares will be promptly made to the Depository, which will transmit such payments to tendering Company stockholders whose Company Shares have been accepted for payment, in accordance with the terms of the Offer.

On June 20, 2019, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Company Share (other than shares owned by Purchaser, Parent, the Company, any wholly owned subsidiary of Parent or the Company, or by any stockholders of the Company who have perfected their statutory rights of appraisal pursuant to Section 262 of the DGCL, and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL “dissenting shares”) was converted into the right to receive an amount in cash equal to the Offer Price.

The following is a summary of the treatment of the outstanding equity awards in the Merger.  At the Effective Time, each option to purchase Company Shares, whether vested or unvested, granted under the Company Equity Plans (as defined in the Merger Agreement) that is outstanding and unexercised as of immediately prior to the Effective Time (collectively, the “Company Options”) was canceled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Company Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Company Share under such Company Option, less any required withholding taxes, payable soon after the Effective Time. Any Company Option that has an exercise price per share that is greater than or equal to the Offer Price was canceled for no consideration.

In addition, each share of restricted stock granted under the Company Equity Plans that is outstanding as of immediately prior to the Effective Time was canceled and converted into the right to receive cash in an amount equal to the Offer Price (the “Restricted Stock Consideration”) with 50% of the Restricted Stock Consideration payable soon after the Effective Time and, unless otherwise agreed by the holder of such restricted stock and Parent, the remaining 50% of the Restricted Stock Consideration payable ratably, subject to satisfaction of applicable vesting terms pursuant to the terms of the applicable restricted stock award, as in effect immediately prior to the Effective Time, soon after the vesting date applicable to the underlying share of restricted stock.

Each cash incentive award outstanding on the date of the Merger Agreement that was granted by the Company in lieu of annual equity grants and outside the Company’s annual bonus plans (collectively, the “Company Cash Awards”), will remain outstanding and be payable in accordance with its terms, provided that payment of 50% of each payment installment of such Company Cash Award is payable soon after the Effective Time.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 18, 2019 and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on June 18, 2019, Purchaser irrevocably accepted for payment all Company Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. On June 20, 2019, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of Company stockholders required to consummate the Merger. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

In connection with the consummation of the Offer and Merger, and subject to payments in respect of dissenting shares, the aggregate consideration paid by Purchaser for all equity securities of the Company is approximately $545 million, without giving effect to related transaction fees and expenses. The purchase price was funded by a combination of equity financing from investment funds affiliated with Apollo and debt financing.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger on June 20, 2019, and (ii) requested that NYSE file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company Shares on NYSE has been halted and will be suspended prior to the next trading day. The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03            Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01            Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time and pursuant to the terms of the Merger Agreement, each of the directors of the Company except David G. Hirz ceased to be a director of the Company and to be on any committee of the board of directors of the Company. At such time, Andrew Jhawar, Michael Konigsberg and Itai Wallach became the directors of the Company. Biographical and other information with respect to Messrs. Jhawar and Wallach is set forth in Schedule A to the Offer to Purchase, dated May 14, 2019 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on May 14, 2019 (together with any amendments and supplements thereto), which is incorporated herein by reference.

Mr. Konigsberg joined Apollo in July 2014 and is President of Apollo’s broker dealer, Apollo Global Securities LLC.  He is also responsible for developing Apollo’s capital markets, debt placement activities and lender relationships.  Prior to Apollo, he spent many years managing leveraged finance businesses at Lehman Brothers, Barclays and UBS.  Mr. Konigsberg’s focus had been managing complex financing transactions for corporate clients, private equity firms and hedge funds. Mr. Konigsberg graduated from the University of Pennsylvania, Wharton School with a B.S. in Economics and received an M.B.A. from Harvard Business School.  Mr. Konigsberg currently serves on the board of directors of Coinstar, LLC.

Also at the Effective Time each of the officers of the Company as of immediately prior to the Effective Time will continue to be officers of the Company.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Company’s Third Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01            Other Events

On June 20, 2019, the Company and Purchaser issued a joint press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 16, 2019, by and among First Street Parent, Inc., First Street Merger Sub, Inc. and Smart & Final Stores, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Smart & Final Stores, Inc. with the Securities and Exchange Commission on April 18, 2019)

3.1	Third Amended and Restated Certificate of Incorporation of Smart & Final Stores, Inc., dated June 20, 2019.

3.2	Third Amended and Restated Bylaws of Smart & Final Stores, Inc., effective June 20, 2019.

99.1	Press Release of First Street Merger Sub, Inc. and Smart & Final Stores, Inc. dated June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart & Final Stores, Inc.

By:	/s/ Leland P. Smith
Leland P. Smith
Senior Vice President, General Counsel

Date: June 20, 2019